Exhibit 99.5
CONSENT OF PERELLA WEINBERG PARTNERS LP
The Board of Directors
LCI Industries
3501 County Road 6 East
Elkhart, Indiana 46514
The Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated June 30, 2026, to the Board of Directors of LCI Industries (“LCI”) as Annex F to, and to the description of such opinion and to the references thereto and to our name contained therein under the headings “Summary-Opinions of Financial Advisors-Opinion of Perella Weinberg Partners LP, LCI’s Financial Advisor,” “Risk Factors-Risks Relating to the Merger-The opinions of Patrick’s and LCI’s respective financial advisors do not reflect changes in circumstances between the signing of the merger agreement and the closing of the merger,” “The Merger-Background of the Merger,” “The Merger-Recommendation of the LCI Board of Directors and Reasons for the Merger,” “The Merger-Opinion of LCI’s Financial Advisor” and “The Merger-Certain Unaudited Prospective Financial Information” in, the joint proxy statement/prospectus relating to the proposed transaction involving Patrick Industries, Inc. (“Patrick”) and LCI which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Patrick (the “Registration Statement”). By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act, as amended, or the rules and regulations promulgated thereunder. Additionally, such consent does not cover any future amendments or supplements to the Registration Statement.

Very truly yours,

PERELLA WEINBERG PARTNERS LP

By:	/s/ Perella Weinberg Partners LP
September 23, 2026